CONSULTING AND ACQUISTION MANAGEMENT AGREEMENT


         This Consulting and Acquisition Management Agreement effective the 1st day of July, 2003 by and between Ultimate Security Systems Corporation ("USSC"), a Nevada corporation (the "Company") Dollars and Sterling Corporation D/B/A Shulman & Associates ("S&A"), a Florida corporation.

         WHEREAS, the Company desires to engage the services of S&A (the "Services") to identify and evaluate merger or acquisition candidates for the Company as well as to assist the Company in the identification, evaluation and structure mergers, consolidations, acquisitions, joint ventures and strategic alliances (hereinafter collectively referred to as "Acquisitions") and to provide certain financial public relations services for Company.

         WHEREAS, S&A, has represented to the Company that it has expertise in such areas and has successfully performed such services for other private and publicly-traded companies in the past.

         WHEREAS, S&A, desires to perform the Services on behalf of the Company.

         WHEREAS, the parties hereto desire to set forth the terms and conditions of the agreement of S&A, to perform the services.

         NOW THEREFORE, in consideration of the mutual promises contained herein and intending to be legally binding hereby, the parties hereto agree as follows:

1.       RECITALS. The foregoing recitals are true and correct.

2.       CONSULTING SERVICES.

2.1. S&A, agrees to assist and advise the Company in its financial public relations by working with outside entities as directed by the Company.

2.2. The preparation of an acceptable executive summary (if needed) for financing in the form of but not limited to, Equity placement, sale lease-back of assets, leverage leasing of capital equipment and Joint Ventures or Strategic Partners;

2.3. Distribution of publicly available corporate materials on USSC to the brokerage community, institutional and individual investors, and other interested parties (upon request, or as instructed by USSC);



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2.4.     Telephone and personal meetings with individual investor groups, regional brokerage firms, and/or institutional investors, when appropriate;

2.5. Arrangement of management presentations to stockbroker groups, research analysts, and/or portfolio managers, in various cities around the U.S. and Canada;

2.6. Services involving investor relations, corporate finance or introductions to funding and banking sources and S&A will consult with the Company's management and provide recommendations concerning financial and related matters including:

a.       Changes in the capitalization of USSC;
b.       Changes in USSC corporate structure;
c.       Redistribution of shareholdings of USSC stock
d.       Offerings of securities in public transactions;
e.       Sales of securities in private transactions;
f.       Alternative uses of corporate assets;
g.       Structure and use of debt; and
h.       Sale of stock by insiders pursuant to Rule 144 or otherwise.

3. TERM. This agreement shall be for a term ("Term") of two (2) years from the date hereof. However, the Agreement may be terminated by either party upon thirty (30) days prior written notice.

4. COMPENSATION. The Company shall pay the following compensation to S&A in consideration of the Services to be rendered hereunder:

4.1. A one time, up front payment of five thousand dollars ($5,000) followed by a monthly fee of five thousand dollars ($ 5,000.00) during the term of this Agreement. Such fee shall include normal out of pocket expenses incurred by S&A. Any extraordinary expenses for which S&A desires to be reimbursed must be approved in writing in advance by the Company.

4.2. Upon the completion of the merger agreement with ImmunoTechnology Corporation the Company shall grant S&A an option to purchase up to 1,600,000 common shares of the Company's common stock (subject to the conversation ratio as set forth in the agreement with ImmunoTechnology). The Company shall deliver such shares, within fifteen (15) days of the date such option is exercised by S&A. In addition the company will file a registration statement with the SEC within 45 days of the signed contract to register the shares underlying these options. The purchase price of these options will be $ .10 per share (subject to the conversation ratio as set forth in the agreement with ImmunoTechnology). This option will be available for one year from the date of this contact or one year from the effective date of the Registration Statement.




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4.3.     Compensation defined in item 4.1 is contingent on the amount of funding to the company, arranged and placed by S&A. These amounts are percentage based on a funding level of one million dollars ($1,000,000) up to a maximum of four million dollars ($4,000,000).

4.4. Upon closing of any Financing and/or Funding (exclusive of the company's currently outstanding common stock warrants) .The COMPANY shall pay `SA' on an advisory and introduction fee in an amount to be mutually agreed upon but no less than 4% of the financing.

5. ENTIRE AGREEMENT. This Agreement contains the entire agreement among the parties with respect to the subject matter hereof and supercedes all prior agreements, written or oral, with respect thereto.

6. WAIVERS AND AMENDMENTS. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which any party may otherwise have at law or in equity.

7. GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Florida.

8. NO ASSIGNMENT. This Agreement is not assignable by the parties without the prior consent of the others.

9. SEVERABILITY. The invalidity or unenforceability of any term, phrase, clause, paragraph, restriction, covenant, agreement or other provision of this Agreement shall in no way affect the validity or enforcement of any other provision or part thereof.

10. NO AGENCY. S&A shall not, without the express written consent of the Company, hold itself out as the agent of the Company, nor shall S&A have the authority to bind the Company or incur liabilities on behalf of the Company, except as otherwise provided for herein, without the express written consent of the Company.

11. NOTICES. All notices to be given hereunder shall be in writing, with fax notices being an acceptable substitute for mail and/or and delivery to:


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     If to Shulman & Associates:

                                 2200 Corporate Blvd
                                 Suite 309
                                 Boca Raton, Florida 33431
                                 Att: Manny  J. Shulman,  Shulman & Associates,

     If to the Company:          18271 West McDurmott
                                 Ste  F
                                 Irvine, Ca  92614
                                 Attention: James K. Cooper, President

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

                      ULTIMATE SECURITY SYSTEMS CORPORATION

                                                BY:
                                                  ----------------------------
                                                  James K. Cooper, CFO


                      Dollars and Sterling Corp D\B\A Shulman & Associates

                                                BY:
                                                  -----------------------------
                                                  Manny J Shulman, President